UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2008
VERIFONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices with zip code)
(408) 232-7800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     As previously announced, in connection with the issuance of $316.25 million aggregate principal amount of 1.375% Senior Convertible Notes due 2012 (the “Notes”) in June 2007, VeriFone Holdings, Inc. (the “Company”) entered into convertible note hedge transactions with Lehman Brothers OTC Derivatives Inc. (“Lehman Derivatives”) and JPMorgan Chase Bank, National Association, London Branch (“JPMorgan Chase Bank”). The convertible note hedge transaction with Lehman Derivatives, which benefited from a guarantee by Lehman Brothers Holdings Inc. (“Lehman Brothers”), covers 50% of the 7,184,234 shares of Company common stock potentially issuable upon conversion of the Notes. The filing by Lehman Brothers of a voluntary Chapter 11 bankruptcy petition constituted an “event of default” under the convertible note hedge transaction with Lehman Derivatives, giving the Company the immediate right to terminate the transaction and entitling the Company to claim reimbursement for the loss incurred in terminating and closing out the transaction. On September 21, 2008, the Company delivered a notice of termination to Lehman Derivatives and claimed reimbursement for the loss incurred in termination and close out of the transaction.
     The convertible note hedge transactions were intended generally to reduce the potential equity dilution upon conversion of the Notes. Concurrently with entering into the convertible note hedge transactions, the Company also entered into warrant transactions whereby the Company sold to Lehman Derivatives warrants relating to an aggregate of 3,592,117 shares of Company common stock, subject to customary anti-dilution adjustments. The Company also sold similar warrants relating to an aggregate of 3,592,117 shares to JPMorgan Chase Bank. The warrants have a strike price of $62.356 per share. Because the Company is the obligor on the warrants sold to Lehman Derivatives, Lehman Brothers is not a guarantor on this instrument. The net cost of the convertible note hedge transaction with, and warrant issued to, Lehman Derivatives was taken directly to Additional Paid in Capital and thus is not a balance sheet exposure. However, the Company could incur significant costs to replace this hedge transaction if it elects to do so. These replacement costs may not be fully offset by any proceeds recoverable from Lehman Brothers and Lehman Derivatives following the Company’s termination of the convertible note hedge transaction with Lehman Derivatives.
     The information contained in Item 8.01 regarding the Company’s relationship with Lehman Commercial Paper Inc. is incorporated by reference herein.
Item 8.01 Other Events.
     In addition, another subsidiary of Lehman Brothers, Lehman Commercial Paper, Inc., is a lender with a revolving credit commitment of $15 million under the $40 million revolving credit facility of the Company’s principal operating subsidiary VeriFone, Inc. VeriFone, Inc. has to date not drawn on the revolving credit facility and is unable to determine whether Lehman Commercial Paper, Inc. would be able to fund a commitment under the facility.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.
Date: September 23, 2008	By:	/s/ Robert Dykes
Robert Dykes
Senior Vice President and Chief Financial Officer

3